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                                                                  EXHIBIT 10.24




                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") is dated as of June 12, 2000, by and among the financial institutions executing this Amendment (such financial institutions, and their successors and assigns, are collectively referred to herein as the "Banks"), HASTINGS ENTERTAINMENT, INC., a Texas corporation (the "Borrower"), and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as administrative agent for the Banks (the "Agent") to the extent and in the manner provided for in the Credit Agreement (defined below and herein so called).


                                   BACKGROUND


A. The Banks, the Borrower, and the Agent are parties to that certain Credit Agreement dated as of December 16, 1998, as amended and modified by that certain First Amendment to Credit Agreement and Waiver Agreement, dated as of May 2, 2000 ("First Amendment"), and as modified by that certain Waiver Agreement, dated as of May 31, 2000 ("Waiver") (said Credit Agreement, as amended and modified, the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B. As a result of certain Accounting Adjustments (as defined in the First Amendment and as used herein), certain Waived Events of Default (as defined in the Waiver and used herein) exist. The waiver of the Waived Events of Default terminates on June 12, 2000.

C. The Borrower has requested that the Lenders amend the Credit Agreement and permanently waive the Waived Events of Default.

D. As an accommodation to the Borrower in order to permit the Borrower to obtain additional Advances under the Credit Agreement, the Lenders hereby agree to amend the Credit Agreement and permanently waive the Waived Events of Default, subject to the terms and conditions set forth herein.

E. NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1. AMENDMENTS. The Credit Agreement is hereby amended as follows:

(a) The definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:



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          "Applicable Margin" means with respect to (a) LIBOR Loans that are not
     Overadvance Loans, 2.50% per annum, (b) LIBOR Loans that are Overadvance Loans, 3.25% per annum and (c) with respect to the Commitment Fee, 0.50% per annum.

(b) The definition of "Base Rate" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          "Base Rate" means, as determined by the Agent on a daily basis, a per annum interest rate equal to the higher of (a) the sum of (i) the Prime Rate on such day and (ii)(A) with respect to any Base Rate Loan which is not an Overadvance Loan, 1.00% and (B) with respect to any Base Rate Loan which is an Overadvance Loan, 1.75% and (b) the sum of (i)(A) with respect to any Base Rate Loan which is not an Overadvance Loan, 1.50%, and (B) with respect to any Base Rate Loan which is an Overadvance Loan, 2.25%, plus
     (ii) the Federal Funds Rate on such day. Each change in the Base Rate shall become effective, without prior written notice to Borrower, automatically as of the opening of business on the date of such change in the Base Rate.

(c) The definition of "Permitted Liens" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

         "Permitted Liens" means: (i) Liens imposed by mandatory provisions of Law such as carrier's, materialmen's, mechanics', warehousemen's, landlord's and other like Liens arising in the ordinary course of business, securing Indebtedness not yet due, (ii) Liens for Taxes, if the same are not yet due and payable or qualify as a Contested Claim, (iii) encumbrances consisting of minor zoning restrictions, easements or other restrictions on the use of real Property, provided that such items do not or will not impair or interfere with the use of such Property for the purposes intended or the value thereof; (iv) pledges or deposits in connection with or to secure worker's compensation, unemployment insurance, pensions or other employee benefits, or public or statutory obligations, (v) purchase money security interests securing Indebtedness permitted under Section 6.2(v),
     (vi) Liens that exist on Property owned by Borrower on the date of this Agreement and are listed in Schedule 4.5, together with all renewals, extensions, refinancing and modifications (but not increases) of the Indebtedness secured thereby, and (vii) Liens granted to the Collateral Agent pursuant to the Collateral Documents to secure the Secured Obligations.

(d) The definition of "Tangible Net Worth" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

          "Tangible Net Worth" means, as of any date, the total shareholders' equity (including common stock and preferred stock [other than mandatorily redeemable stock] at stated value, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date in accordance with GAAP, plus (i) subordinated



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     Indebtedness in form and substance satisfactory to the Agent, (ii) the LIFO reserve and (iii) deferred income taxes of the Company and its Subsidiaries, on a consolidated basis, less the sum of the following: (A) intellectual property rights of the Company and its Subsidiaries, on a consolidated basis, (B) goodwill and experimental expenses of the Company and its Subsidiaries, on a consolidated basis, (C) unamortized debt discount and expense of the Company and its Subsidiaries, on a consolidated basis, and (D) costs in excess of fair value of the net assets acquired. If Borrower is required by Regulation S-X, any Financial Reporting Releases, Staff Accounting Bulletins or other pronouncements or promulgation by the U.S. Securities and Exchange Commission (collectively, "SEC Requirements"), to present any portion of shareholders' equity separately in its public-filed financial statements differently from a presentation that would appear when presented in accordance with GAAP (SEC Requirements notwithstanding), due to Borrower's obligations with respect to redemption or repurchase of shares of its capital stock, then GAAP accounting conventions shall prevail for the purpose of determining Tangible Net
     Worth.

     Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Current Liabilities.

     Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order to read as follows:

          "Adjusted Net Worth" means, at any time, Consolidated Net Worth plus the LIFO valuation reserve of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Applicable Rent Reserve" means, at the time in question, an amount equal to (a) the total annual rent payable by Borrower for the ground or building leases for all of its stores divided by (b) the total number of Borrower's stores, divided by (c) 12, multiplied by (d) 4, multiplied by
     (e) the number of stores of Borrower with respect to which the landlord thereof has not waived its Lien in assets of Borrower located in such stores in a manner satisfactory to the Agent, plus (f) to the extent the landlord with respect to the Amarillo distribution and return center has not waived its Lien on the assets of the Borrower located on such site, $80,000.

          "Appraisal" means, at any time, an appraisal report setting forth the organized liquidation value of Inventory of Borrower, as determined by an appraisal performed within one month prior to such time by an independent appraiser of recognized standing and reasonably acceptable to the Required Banks, it being understood that a report issued by The Ozer Group constitutes an Appraisal hereunder.

          "Borrowing Base" means (a) at any time other than an Overadvance Period, an amount equal to (i) 55% of Eligible Inventory minus (ii) the Applicable Rent Reserve, (b) at any time during the First Overadvance Period, an amount equal to (i) 65% of




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     Eligible Inventory minus (ii) the Applicable Rent Reserve, and (c) at any time during the Second Overadvance Period, an amount equal to (i) 70% of Eligible Inventory minus (ii) the Applicable Rent Reserve.

          "Borrowing Base Certificate" means the certificate, executed by the president, chief financial officer or controller of Borrower, in the form of Exhibit H hereto, certifying as to the level of the Borrowing Base at the time in question.

          "Collateral Agent" means Bank of America, N.A., in its capacity as collateral agent under the Collateral Documents, and any successor thereto.

          "Consolidated EBITAR" means, for any fiscal period, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, Fixed Charges and Taxes for such period.

          "Consolidated Indebtedness" means, as of any date of determination, the total of all Indebtedness of Borrower and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Borrower and its Subsidiaries in accordance with GAAP.

          "Consolidated Net Income" means, with reference to any period, the net income (or loss) of Borrower and its Subsidiaries for such period (taken as a cumulative whole), a determined in accordance with GAAP, after eliminating all offsetting debits and credits between Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Borrower and its Subsidiaries in accordance with GAAP, provided that there shall be excluded any net income or gain and any net loss during such period from any extraordinary items.

         "Consolidated Net Worth" means, at any time,

               (a) the total assets of Borrower and its Subsidiaries which would be shown as assets on a consolidated balance sheet of Borrower and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

               (b) the total liabilities of Borrower and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of Borrower and its Subsidiaries as of such time prepared in accordance with GAAP.

          "Consolidated Total Capitalization" means, at any time, the sum of Adjusted Net Worth and Consolidated Indebtedness.





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          "Eligible Inventory" means, at the time of any determination thereof,
     (i) each item of Inventory (excluding obsolete Inventory, Inventory on consignment, Inventory used for demonstrations and display and net of freight and reserves for pilferage and mark-downs) valued at 61.22% of cost with respect to Inventory held for sale and (ii) 50% of depreciated rental video and DVDs with respect to fixed assets held for rental, as to which the following requirements have been fulfilled to the reasonable satisfaction of the Agent:

               (a) Borrower or any of its Subsidiaries has lawful and absolute title to such Inventory or fixed assets, as applicable;

               (b) Such Inventory or fixed assets, as applicable, are not defective or unmerchantable goods;

               (c) Such Inventory or fixed assets, as applicable, are (a) subject to a fully perfected Lien in favor of the Collateral Agent pursuant to the Collateral Documents, prior to the rights of, and enforceable as such against, any other Person (including holders of a purchase money security interest) and (b) not subject to any Lien in favor of any other Person other than Permitted Liens; and

               (d) The sale of such Inventory or fixed assets, as applicable, by the Agent (or its successors or assigns) upon an Event of Default is not subject to any restriction or limitation.

          "First Overadvance Period" means the period of time from and including
     (a) August 1, 2000 through and including September 30, 2000 and (b) August 1, 2001 through and including September 30, 2001.

          "Intercreditor Agreement" means that certain Intercreditor and Collateral Agency Agreement, dated as of June 12, 2000, among the Agent, the Lenders hereunder, the holders of the Note Purchase Notes and the Collateral Agent, in substantially the form of Exhibit I hereto, as amended, modified, renewed, supplemented or restated from time to time to the extent permitted pursuant thereto.

          "Inventory" has the meaning given to such term in the UCC.

          "Note Purchase Agreement" means that certain Amended and Restated Note Purchase Agreement, dated as of June 12, 2000, between Hastings Entertainment, Inc., as issuer, and each of Metropolitan Life Insurance Company and Metropolitan Insurance and Annuity Company.

          "Note Purchase Notes" means the Notes as defined in the Note Purchase Agreement.



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          "Overadvance Loan" means any Loan or portion of any Loan, which (a)
     when added to the aggregate principal amount of all outstanding Loans plus the Letter of Credit Exposure plus the outstanding principal amount of the Note Purchase Notes, causes the amount of the aggregate principal outstanding amount of the Loans plus Letter of Credit Exposure plus the outstanding principal amount of the Note Purchase Notes to exceed 55% of Eligible Inventory minus the Applicable Rent Reserve or (b) is made at any time that the aggregate principal amount of the outstanding Loans plus Letter of Credit Exposure plus the outstanding principal amount of the Note Purchase Notes exceeds 55% of Eligible Inventory minus the Applicable Rent Reserve.

          "Second Overadvance Period" means that period of time from and including (a) October 1, 2000 through and including December 31, 2000, and
     (b) October 1, 2001 through and including December 16, 2001.

          "Secured Obligations" has the meaning assigned to such term in the Security Agreement.

          "Security Agreement" means that certain Security Agreement, dated as of May 26, 2000, among the grantors named therein and the Collateral Agent, in the form of Exhibit J hereto, as amended, modified, renewed, supplemented or restated from time to time to the extent permitted pursuant thereto.

          "Taxes" means, for any period, the sum of all U.S. Federal, state and foreign income taxes of Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

     Section 2.1(a) of the Credit Agreement is hereby amended to read as follows:

          (a) Loans. From time to time during the Availability Period, each Bank severally agrees to make revolving loans (each, a "Loan") to Borrower, on and subject to the terms and conditions set forth in this Agreement, in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank's Commitment; provided, however, at no time shall (i) the aggregate principal amount of all Loans outstanding plus the Letter of Credit Exposure plus the outstanding principal amount of the Note Purchase Notes exceed the aggregate Commitments of all Banks and (ii) the aggregate principal amount of all Loans outstanding plus the Letter of Credit Exposure plus the outstanding principal amount of the Note Purchase Notes exceed the Borrowing Base then in effect.

     Section 2.6(a) of the Credit Agreement is hereby amended to read as follows:

          (a) Borrower shall pay to the Agent, for the ratable account of the Banks, a fee in an amount equal to the product of (i) the Applicable Margin for Commitment Fee and (ii) the unused portion of the Commitment of all Banks during the Availability Period (the "Commitment Fee"). The Commitment Fee shall be payable quarterly in arrears on


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     each Quarterly Date during the Availability Period and on the Commitment
     Termination Date.

     Section 2.8 of the Credit Agreement is hereby amended by adding a new
Section 2.8(d) thereto to read as follows:

          (d) To the extent that at any time the aggregate principal amount of all outstanding Loans plus the Letter of Credit Exposure plus the outstanding principal amount of the Note Purchase Notes exceed the Borrowing Base then in effect, Borrower shall immediately repay Loans in an amount equal to such excess.

     Section 2.14(a) of the Credit Agreement is hereby amended by amending the first sentence thereof to read as follows:

          (a) Subject to the terms and conditions hereof, the Commitments may be utilized, upon the request of Borrower, in addition to the Loans provided for in Section 2.1 hereof, by the issuance by the Issuing Bank of one or more Letters of Credit for the account of Borrower; provided, however, that no Letter of Credit may be issued if (i) after giving effect thereto (A) the Letter of Credit Exposure (including the amount of the requested Letter of Credit) would exceed the Letter of Credit Limit, (B) such Letter of Credit Exposure plus the aggregate outstanding principal balance of the Loans would exceed the Commitments of all Banks, or (C) such Letter of Credit Exposure plus the aggregate outstanding principal balance of the Loans plus the aggregate outstanding principal balance of the Note Purchase Notes would exceed the Borrowing Base, and (ii) the expiration date thereof extends beyond the earlier of one year from issuance or 5 Business Days prior to the Commitment Termination Date.

     Section 5.1 of the Credit Agreement is hereby amended by (i) deleting "and" at the end of Section 5.1(i) thereof, (ii) deleting "." at the end of Section 5.1(j) thereof and inserting "; and" in lieu thereof and (iii) adding new Sections 5.1(k), 5.1(l) and 5.1(m) thereto to read as follows:

          (k) Monthly Statements. As soon as available, and in any event within 30 days after the end of each fiscal month, copies of the unaudited consolidated statements of income of Borrower and its Subsidiaries for such month and for the portion of the Fiscal Year ending with such month, and the related consolidated balance sheet as at the end of such period, in each case setting forth in comparative form the corresponding figures for the corresponding periods for the preceding Fiscal Year, all in reasonable detail and certified by the president, chief financial office or controller of Borrower as being true, complete and accurate in all material respects, as fairly presenting the consolidated financial condition and results of operations of Borrower and its Subsidiaries for the periods therein covered, and as having been prepared in accordance with GAAP, subject to normal year-end audit adjustments.



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          (l) Borrowing Base Certificate. Within 20 days after the end of each fiscal month, Borrower shall furnish a Borrowing Base Certificate, calculated as of the end of such fiscal month, executed by the president, chief financial officer or controller of Borrower.

          (m) Appraisals. Within a reasonable time after reasonable request by the Required Banks, at Borrower's expense, an updated Appraisal; provided, however, so long as no Default or Event of Default exists, such a request may be made only once during any Fiscal Quarter (with respect to which the Agent shall coordinate its requests on behalf of itself and the Lenders with the Note Purchase Note holders under the Note Purchase Agreement such that a request for Appraisal under this Agreement shall be deemed to be a request for an Appraisal under the Note Purchase Agreement and a request for Appraisal under the Note Purchase Agreement shall be a request for Appraisal under this Agreement).

    Section 5.8 of the Credit Agreement is hereby amended to read as follows:

          SECTION 5.8 Access; Books and Records. Upon reasonable notice, during all business hours, Borrower authorizes and will permit any representatives of the Agent, the Issuing Bank or any Bank (i) to have access to, and grant permission for such representatives to examine, copy or make excerpts from, any and all books, records and documents that relate to the business, operations or Property of Borrower or any of its Subsidiaries, (ii) to inspect any and all Property of Borrower or any of its Subsidiaries (including audits and Appraisals of Collateral), and (iii) to discuss the business, operations and financial condition of Borrower or any of its Subsidiaries with its officers and employees and its independent certified public accountants, legal counsel (except for attorney/client privileged information and work product) and other consultants, all of the foregoing at the expense of Borrower. Borrower will, and will cause each of its Subsidiaries to, maintain adequate books and records of its respective transactions in accordance with GAAP.

    Section 5.17 of the Credit Agreement is hereby amended to read as follows:

          SECTION 5.17 Subsidiaries. At any time that any Person becomes a Subsidiary, (i) such Subsidiary shall execute a Guaranty Agreement, (ii) such Subsidiary shall execute Collateral Documents granting a first priority Lien in all of its material assets, (iii) 100% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations, and
     (iv) the Banks shall receive such board resolutions, officer's certificates and opinions of counsel as the Agent shall reasonably request in connection with the actions described in clauses (i), (ii) and (iii) above.

    Section 6.1 of the Credit Agreement is hereby amended to read as follows:




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          SECTION 6.1 Certain Financial Matters. Borrower will not permit:

          (a) the ratio of Consolidated EBITAR to Fixed Charges to be less than
     (i) 0.45 to 1.00 as of the first Fiscal Quarter of Fiscal Year 2000, (ii)
     0.35 to 1.00 as of the second Fiscal Quarter of Fiscal Year 2000, (iii)
     0.50 to 1.00 as of the third Fiscal Quarter of Fiscal Year 2000 and (iv)
     1.00 to 1.00 as of the end of any Fiscal Quarter thereafter, in each case for the four-quarter period ending as of the end of each such Fiscal Quarter; or

          (b) The Tangible Net Worth as of the end of any Fiscal Quarter to be less than the sum of (i) $83,000,000 plus (ii) fifty percent (50%) of the cumulative amount of net income of Borrower from February 1, 2000 through the end of such Fiscal Quarter (without regard to, or reduction for, any net loss reported for any Fiscal Quarter) plus (iii) an amount equal to 100% of the tangible net worth of any Person that becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any Subsidiary of Borrower or substantially all of the assets of which are acquired by Borrower or any Subsidiary of Borrower to the extent the purchase price paid therefor is paid in equity securities of Borrower or any Subsidiary of Borrower, plus (iv) 100% of the Net Cash Proceeds of any offerings of Capital Stock of Borrower or any of its Subsidiaries; or

          (c) the ratio of Consolidated Indebtedness to Consolidated Total Capitalization to exceed 0.50 to 1.00 at any time; or

          (d) the ratio of Funded Debt to Adjusted EBITDA to be more than (i)
     4.00 to 1.00 as of the first Fiscal Quarter of Fiscal Year 2000, (ii) 5.25 to 1.00 as of the second Fiscal Quarter of Fiscal Year 2000, (iii) 4.75 to
     1.00 as of the third Fiscal Quarter of Fiscal Year 2000, and (iv) 2.50 to
     1.00 as of any Fiscal Quarter thereafter, in each case calculating Funded Debt a of the end of such Fiscal Quarter and Adjusted EBITDA for the four-quarter period ending as of the end of such Fiscal Quarter; or

          (e) Adjusted EBITDA to be less than (i) $10,500,000 as of the first Fiscal Quarter of Fiscal Year 2000, (ii) $8,000,000 as of the second Fiscal Quarter of Fiscal Year 2000, (iii) $11,000,000 as of the third Fiscal Quarter of Fiscal Year 2000, (iv) $25,000,000 as of the fourth Fiscal Quarter of Fiscal Year 2000, (v) $22,000,000 as of the first and second Fiscal Quarters of Fiscal Year 2001 and (vi) $24,500,000 as of the third Fiscal Quarter of Fiscal Year 2001, in each case calculated for the four-quarter period ending as of each such Fiscal Quarter; or

          (f) the aggregate amount of capital expenditures of Borrower and its Subsidiaries (excluding, however, the capitalized cost of video tapes purchased by Borrower and its Subsidiaries for rental) to exceed $13,500,000 for any Fiscal Year.


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    Section 6.2 of the Credit Agreement is hereby amended by amending clause (v)
thereto to read as follows:

          (v) purchase-money Indebtedness for equipment purchases which does not exceed, in aggregate, $2,000,000 for any Fiscal Year;

    Section 6.4 of the Credit Agreement is hereby amended to read as follows:

         SECTION 6.4 Restricted Payments. Borrower will not directly or indirectly (i) declare or make, or incur any liability to pay or make, any Dividends, or (ii) redeem, repurchase, retire or otherwise acquire for value any of its capital stock, warrants, stock equivalents or other evidence of equity of any class or nature (other than the repurchase by Borrower of stock options issued under Borrower's employee stock option plan for non-cash consideration consisting of restricted stock of Borrower). Further, Borrower will not directly or indirectly set apart any money or other Property for a defeasance, sinking or analogous fund for any Dividend or distribution thereon, or for any redemption, retirement or other acquisition thereof.

    Section 6.5 of the Credit Agreement is hereby amended to read as follows:

          SECTION 6.5 Limitation on Investments. Borrower will not, and will not permit any of its Subsidiaries to, make or have outstanding any Investments in any Person, except for (i) Temporary Cash Investments; (ii) Investments in Subsidiaries; and (iii) other Investments which do not exceed $1,000,000 in aggregate at any given time (including Investments listed in Schedule 6.5).

    Section 6.7 of the Credit Agreement is hereby amended to read as follows:

          SECTION 6.7 Limitation on Sale of Property. Borrower will not, and will not permit any of its Subsidiaries to, sell, assign, lease, sublease or discount or otherwise exchange or dispose of any of its Property other than (i) sales of inventory in the ordinary course of its business, (ii) sales or other dispositions of obsolete equipment that is no longer needed for its ordinary business or which is being replaced by equipment of at least comparable value and utility to the equipment replaced when such equipment was efficiently operational and functional, (iii) sales of previously viewed video tapes, and (iv) sales of fixed assets (which shall not include sales of previously viewed video tapes) during each Fiscal Year which have an aggregate book value not in excess of 5% of the book value of Borrower's and its Subsidiaries' total fixed assets as of the beginning of such Fiscal Year.

    Section 6.11 of the Credit Agreement is hereby amended to read as follow:

          SECTION 6.11 Subsidiaries. Borrower will not, and will not permit any of its Subsidiaries to, create or permit to exist any Subsidiary and will not become a general



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     partner, venturer or similar capacity in any partnership, venture or similar Person, except Subsidiaries which are in existence as of June 12, 2000.

    Section 6.13 of the Credit Agreement is hereby amended to read as follows:

          SECTION 6.13 Acquisitions. Borrower will not, and will not permit any of its Subsidiaries to, make any Acquisitions.

    Article 6 of the Credit Agreement is hereby amended by adding a new Section
6.14 thereto to read as follows:

          SECTION 6.14 Note Purchase Agreement. Borrower shall not change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) any provision of the Note Purchase Agreement or any documents, instrument or agreement relating thereto.

    Section 7.1 of the Credit Agreement is hereby amended by (i) deleting "." at the end of clause (l) thereto and inserting "; or" in lieu thereof and (ii) adding new clauses (m), (n) and (o) thereto, respectively, to read as follows:

          (m) Borrower shall fail to deliver to the Banks by 5:00 p.m., Dallas time, on June 19, 2000, an unqualified opinion by KPMG Peat Marwick with respect to the audited financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended January 31, 2000; or

          (n) Borrower shall fail to deliver to the Banks by 5:00 p.m., Dallas time, on June 19, 2000, copies of (i) Borrower's Annual Report on Form 10-K for the Fiscal Year ended January 31, 2000 (together with Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, and (ii) Borrower's Quarterly Report on Form 10-Q for the Fiscal Quarter ended April 30, 2000 prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission; or

          (o) Borrower shall fail to deliver to the Agent by June 22, 2000 an opinion of Nevada counsel in form and substance satisfactory to Agent.

    Section 10.3 of the Credit Agreement is hereby amended by adding a clause thereto to read as follows:

          (d) Without in any way limiting the obligations of Borrower otherwise set forth in this Section 10.3, Borrower agrees to promptly pay all reasonable out-of-pocket expenses and attorneys' fees of the Agent and each Lender for any enforcement, collection, restructuring, refinancing or "work-out", or otherwise incurred in obtaining performance by Borrower and its Subsidiaries under the Loan Documents, which in each case shall include without limitation reasonable fees and expense of consultants and counsel for the Agent and any Bank.

    Section 10.6 of the Credit Agreement is hereby amended to read as follows:

          SECTION 10.6 Amendments and Waivers. Subject to the Intercreditor Agreement, all modifications, consents, amendment, waivers and the like of any provision of any Loan Document, or consent to any departure by Borrower or any of its Subsidiaries therefrom (collectively, the foregoing are referred to in this Section 10.6 as a "modification"), shall be effective only if the same is in a writing in form, scope and substance, and subject to conditions and requirements, if any, acceptable to the Agent and the Required Banks, and if so acceptable, is signed by Borrower, the Agent and, at least, the Required Banks; provided that no such modification shall, unless consented to in writing by all the Banks, (i) modify the Commitment of any Bank or subject any Bank to any additional funding obligation, (ii) reduce the principal amount or the stated rate of interest on any Loan or reduce any fees hereunder (other than fees payable solely to the Agent or the Issuing Bank, as applicable), (iii) extends the date fixed for any principal reduction pursuant to Section 2.8 or Section 2.9, the payment of any interest on any Loan, the payment of any Reimbursement Obligation or the payment of any fees hereunder (other than fees payable solely to the Agent or the Issuing Bank, as applicable), the maturity date of any of the Obligations or the Commitment Termination Date, (iv) release or impair the Lien in any Property in favor of the Banks, (v) release any guarantor of the Obligations, (vi) change the percentage of the Commitments or the aggregate unpaid principal amount of the Notes, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 10.6 or any other provision of the Loan Documents, or
     (vii) affects this Section 10.6 or Section 10.3 or Section 10.4 or modifies the definition of "Required Banks"; provided, further, that, (y) no modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the prior written consent of the Agent, and (z) no modification or waiver which modifies the rights, duties, obligations or commitment of the Issuing Bank shall be effective without the prior written consent of the Issuing Bank.

(a) The Commitment of each Bank is hereby amended to be the amount set forth by each Bank's name on the signature pages to this Second Amendment.

(b) The Notice of Borrowing is hereby amended to be in the form of the Notice of Borrowing attached hereto as Exhibit A.

(c) The Continuation/Conversion Notice is hereby amended to be in the form of the Continuation/Conversion Notice attached hereto as Exhibit F.

(d) The Compliance Certificate is hereby amended to be in the form of the Compliance Certificate attached hereto as Exhibit G.

(e) The Borrowing Base Certificate is hereby added as Exhibit H to the Credit Agreement to be in the form of Exhibit H attached hereto.

(f) The Security Agreement is hereby added as Exhibit J to the Credit Agreement to be in the form of Exhibit J attached hereto.

(g) The Intercreditor Agreement is hereby added as Exhibit I to the Credit Agreement to be in the form of Exhibit I attached hereto.

2. WAIVER. The Lenders hereby waive the Waived Events of Default (as defined in the Waiver). The waiver provided in this Section 2 hereby supersedes and replaces the Waiver.

3. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, after giving effect to the amendments provided for in Section 1 of this Amendment and the waiver provided for in Section 2 of this Amendment: 5.

(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except for (i) Section 4.3(i)(C) of the Credit Agreement with respect to the Note Offering, (ii) Section 4.6(a) of the Credit Agreement with respect to a restatement of the Financial Statements as a result of the Accounting Adjustments, (iii) Section 4.10 of the Credit Agreement with respect to Litigation as a result of the Accounting Adjustments, (iv) Section 4.13 of the Credit Agreement with respect to a reduction in Taxes as a result of the Accounting Adjustments, and (v) Section 4.15 of the Credit Agreement with respect to options of Bob Berman, Mike Woods and John Marmaduke to purchase more than 150,000 shares of Capital Stock of the Borrower;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c) the Borrower has full power and authority to execute and deliver this Amendment, and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnify may be limited by federal or state securities laws;

(d) neither the execution, delivery and performance of this Amendment nor the consummation of any transactions contemplated herein or therein will conflict with any Law, the articles of incorporation, bylaws or other governance document of the Borrower or any of its Subsidiaries, or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries or any of their respective property is subject; and

(e) except for authorizations, approvals, consents and other actions received or taken prior to the execution and acknowledgment thereof, no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person (including the Board of Directors of the Borrower), is required for the execution, delivery or performance by the Borrower of this Amendment.

4. CONDITIONS OF EFFECTIVENESS. This Amendment shall be effective as of June 12, 2000 (provided, however, the waiver of the Waived Events of Default shall be effective as of the dates provided in the Waiver), subject to the following:

(a) the Agent shall have received counterparts of this Amendment executed by the Borrower and Banks comprising the Required Banks;

(b) the Intercreditor Agreement shall be duly executed and delivered by all parties thereto;

(c) the Agent shall have received for the account of each Bank an amendment fee in immediately available funds in an amount equal to the product of (i) 0.50% and the Commitment of each Bank (after giving effect to this Amendment);

(d) the Agent shall have received a fee for arranging, structuring and negotiating the First Amendment, the Waiver and this Amendment in an amount agreed to by the Borrower and the Agent;

(e) the Agent shall have received an officer's certificate of the Borrower, including a certificate of incumbency and certified corporate resolution of the Borrower, in form and substance satisfactory to the Agent, authorizing the execution, delivery and performance of this Second Amendment;

(f) the Agent shall have received an officer's certificate of each Subsidiary of the Borrower, including a certificate of incumbency and certified corporate resolution of each Subsidiary of the Borrower, in form and substance satisfactory to the Agent, authorizing the execution, delivery and performance of its respective Guaranty Agreement;

(g) the Agent shall have received a Guaranty Agreement, duly executed by each of the Borrower's Subsidiaries;

(h) the Agent shall have received an opinion(s) of counsel to the Borrower and its Subsidiaries, in form and substance satisfactory to the Agent;

(i) the Agent shall have received a Borrowing Base Certificate, signed by the president, chief financial officer or controller of Borrower, containing a calculation of the Borrowing Base as of April 30, 2000;

(j) the Borrower shall have delivered to the Banks copies, certified by an authorized financial officer of Borrower, of good-faith management projections and pro forma consolidated financial statements for Borrower and its Subsidiaries for Fiscal Years 2000 through 2003;

(k) the Agent shall have received a certificate of insurance as required pursuant to Section 3.3 of the Security Agreement;

(l) the Agent shall have received stock certificates representing 100% of the Borrower's ownership interests in its Subsidiaries, along with the corresponding stock powers;

(m) the Note Purchase Agreement and each other document and instrument related thereto shall have been executed in form and substance satisfactory to the Agent; and

(n) the Agent shall receive, in form and substance satisfactory to the Agent and its counsel, such other documents, certificates and instruments as the Agent or any Bank (through the Agent) shall reasonably require.

5. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as amended by this Amendment, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

1. RELEASE. THE BORROWER HEREBY ACKNOWLEDGES THAT THE BORROWER HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF BORROWER'S LIABILITY TO REPAY THE AGENT OR EACH BANK AS PROVIDED IN THE CREDIT AGREEMENT OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR ANY BANK. THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY REMISES, ACQUITS, AND FULLY AND FOREVER RELEASES AND DISCHARGES THE AGENT AND EACH BANK AND ALL AFFILIATES AND SUBSIDIARIES OF THE AGENT AND EACH BANK, THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, PRINCIPALS, DIRECTORS AND SHAREHOLDERS, AND THEIR RESPECTIVE HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RELEASED BANK PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, REMEDIES, SUITS, DAMAGES AND LIABILITIES (COLLECTIVELY, THE "BORROWER CLAIMS") OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN, SUSPECTED OR CLAIMED, WHETHER ARISING UNDER COMMON LAW, IN EQUITY OR UNDER STATUTE, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST THE RELEASED BANK PARTIES WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS AMENDMENT AND WHICH WERE IN ANY MANNER RELATED TO THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR THE ENFORCEMENT OR ATTEMPTED ENFORCEMENT BY THE AGENT OR ANY BANK OF RIGHTS, REMEDIES OR RECOURSES RELATED THERETO. THE BORROWER COVENANTS AND AGREES NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, PROSECUTE OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE RELEASED BANK PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE BORROWER CLAIMS WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS AMENDMENT AND WERE IN ANY MANNER RELATED TO THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS ASSOCIATED THEREWITH.

2. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder.

3. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

4. GOVERNING LAW: BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without regard to any principles of conflicts of laws) and, to the extent controlling, the federal laws of the United States, and shall be binding upon the Borrower, the Agent, each Bank and their respective successors and assigns.

5. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

7. TIME OF ESSENCE. Time is important to all parties hereto in the performance of this Amendment and they have agreed that strict compliance is required as to any date set forth herein.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as the date first above written.

                                    BORROWER:

                                    HASTINGS ENTERTAINMENT, INC.



                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    BANKS:

                                    BANK OF AMERICA, N.A., Individually, as the
                                    Agent and the Issuing Bank

Commitment:       $16,667,000


                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
Commitment:  $13,333,000


                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    WELLS FARGO BANK (TEXAS), N.A.
Commitment:  $13,333,000


                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    AMARILLO NATIONAL BANK
Commitment:       $6,667,000


                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------